Exhibit 10.1

December 7, 2006

Ms. Darlene Deptula-Hicks

iCAD

4 Townsend West, Suite 17

Nashua, NH 03063

Re:	Lease Agreement dated December 6, 2006
98 Spit Brook Road
Nashua, NH 03062

Dear Ms. Deptula-Hicks:

Enclosed please find one (1) fully-executed original of the above-referenced document for your files.

Thank you for all your cooperation and assistance with completing this transaction.

If I may be of further assistance, please do not hesitate to contact me at (781) 849-5133.

Very truly yours,

/s/ Sara T. Capaccioli
Sara T. Capaccioli
Paralegal

Via Federal Express 7980 5871 3930

cc:	Blank Rome LLP, 405 Lexington Avenue, New York, New York 10175
Attn: Elizabeth Longacre, Esq., (w/encl) Via Federal Express 7911 8323 1269
Brian Pietz, The Flatley Company

Commercial • Shopping Centers • Mark Development Company • Residential Properties • Flatley Rehabilitation & Nursing Centers • Tara Hotels

THE FLATLEY COMPANY

STANDARD FORM OF COMMERCIAL LEASE

SUBMISSION NOT AN OPTION

EMPLOYEES OR AGENTS OF LANDLORD HAVE NO AUTHORITY TO MAKE OR AGREE TO MAKE A LEASE OR ANY OTHER AGREEMENT IN CONNECTION HEREWITH. THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

LEASE

This instrument is an indenture of lease by and between Gregory D. Stoyle and John J. Flatley, Trustees of the 1993 Flatley Family Trust (“Landlord”) and iCAD, Inc., a Delaware corporation (“Tenant”).

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

SUMMARY OF BASIC LEASE PROVISIONS

1.1	INTRODUCTION

As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2	BASIC DATA

Date:	December 6, 2006

Landlord:	Gregory D. Stoyle and John J. Flatley, Trustees of the 1993 Flatley Family Trust

Present Mailing Address of Landlord:	50 Braintree Hill Office Park Braintree, MA 02184 Attn: Commercial/Industrial Division

Payment Address:	The Flatley Company P.O. Box 850168 Braintree, MA 02185-0168 Attn: Commercial A/R

Tenant:	iCAD, Inc.

Mailing Address of Tenant:	iCAD, Inc. Nashua Office Park 98 Spit Brook Road Nashua, New Hampshire 03062

Billing Address:	iCAD, Inc. Nashua Office Park 98 Spit Brook Road Nashua, New Hampshire 03062

With a copy to:	Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attn: Stuart Kaplan, Esq.

Premises:	Suite Number 100 consisting of approximately 11,016 square feet of space located on the first (1st) floor of Nashua Office Park, 98 Spit Brook Road, Nashua, New Hampshire 03062

Lease Term:	Five (5) years (plus the partial calendar month immediately following the Term Commencement Date if the Term Commencement Date does not fall on the first (1st) day of a month).

Option to Extend:	One (1) three (3) year option to extend Lease Term.

Term Commencement Date:	Shall mean the earlier to occur of (i) the day following the date Landlord Substantially Completes Landlord’s Work in the Premises or (ii) the day Tenant takes occupancy of the Premises. Landlord shall use its best efforts to Substantially Complete the Premises by December 15, 2006. Landlord shall provide Tenant with five (5) business days prior written notice that the Premises are Substantially Completed.

Base Rent:

During the first lease year, at the rate $176,256.00 per annum ($14,688.00 per month); and

during the second lease year, at the rate of $187,272.00 per annum ($15,606.00 per month); and

during the third lease year, at the rate of $198,288.00 per annum ($16,524.00 per month); and

during the fourth lease year, at the rate of $209,304.00 per annum ($17,442.00 per month); and

during the fifth lease year, at the rate of $220,320.00 per annum ($18,360.00 per month).

The Base Rent during the first lease year and the second lease year includes construction costs associated with Landlord’s Work.

Rent Commencement Date:	One (1) month following the Term Commencement Date. Tenant will be granted a rent allowance in the amount of $14,688.00 which shall be applied to the Base Rent during the first (1st) month of the Lease Term.

Security Deposit:	$44,064.00, subject to Section 17.6 of this Lease.

Guarantor of Tenant’s Obligations:	None.

Permitted Use:	General business office, and for no other purpose or purposes.

Tenant’s Proportionate Share:	shall be based on the fraction:

Square Footage of Tenant’s Premises 11,016 = 10.88%
Aggregate of All the Rentable Square Footage 101,228
(whether or not rented or improved within the entire Building)

Additional Rent:

(i) Operating Expense Base: The Operating Costs for the Building and Lot for Calendar Year ending December 2007.

(ii) Real Estate Tax Base: Real Estate Taxes for the Building and Lot for the City of Nashua Fiscal Year ending March 31, 2008.

Tenant’s Insurance Requirements:

Commercial General Liability: ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to one person, ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to more than one person, per incident.

Property Damage: ONE MILLION AND 00/100 ($1,000,000.00) Dollars per incident.

1.3	ENUMERATION OF EXHIBITS

Exhibit A:	Plan showing the Premises.

Exhibit A-1:	Parking Plan.

Exhibit B:	Description of Landlord’s Work.

Exhibit C:	Term Commencement Date Agreement.

Exhibit D:	Cleaning Specifications.

ARTICLE II

DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1	LOCATION OF PREMISES

The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (the “Premises’’) described as Suite Number 100 on the first (1st) floor in Landlord’s building (the “Building”) located at Nashua Office Park, 98 Spit Brook Road, Nashua, New Hampshire 03062, consisting of approximately 11,016 square feet of space as identified on Exhibit A. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

2.2	APPURTENANT RIGHTS AND RESERVATIONS

Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the “Lot”), including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators, necessary for access to said Premises and lavatories nearest thereto (the “Common Areas”). Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that same (i) do not conflict with the provisions of this Lease, (ii) are uniformly applied to all tenants located in the Building, except where circumstances can reasonably justify different treatment, (iii) do not unreasonably interfere with the use and operation of the Premises for the Permitted Use, or (iv) do not adversely affect Tenant’s access, parking rights or other use of the common facilities hereunder.

Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant’s use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns; provided that Landlord at all times uses reasonable efforts not to interfere with the operation of Tenant’s business at the Premises. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot, provided that such changes do not unreasonably interfere with the use of the Premises for the Permitted Use, or with access thereto or parking therefore as provided for herein.

ARTICLE III

TERM OF LEASE: CONDITION OF PREMISES

3.1	TERM OF LEASE

The term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term” commencing upon the Term Commencement Date specified in Section 1.2. Promptly upon the determination of the date constituting the Term Commencement Date, the parties hereto shall enter into a term commencement date agreement substantially in the form of Exhibit C attached hereto and made a part hereof.

3.2	CONDITION OF PREMISES

Landlord shall Substantially Complete the Premises and prepare same for occupancy by Tenant in accordance with Landlord’s work as set forth in Exhibit “B” attached hereto (“Landlord’s Work”). “Substantially Complete” shall mean that Landlord has completed the work set forth in Exhibit “B” in a good and workmanlike manner and in accordance with all applicable codes, laws, ordinances, rules, regulations and order of any governmental or quasi-governmental authority (the “Requirements”) to the extent that only minor details of construction (so-called “punch list” items) and minor mechanical adjustments remain to be done in the Premises. Landlord agrees to deliver the Premises with all Building systems in good working order. The Building and the Premises are currently equipped with life safety systems and sprinklers which comply with all applicable Requirements.

Landlord shall use its best efforts to Substantially Complete Landlord’s Work on or before the December 15, 2006, provided that no subsequent changes are made to the scope of work and specifications set out in Exhibit “B”. Except as otherwise expressly provided for in this Lease, failure on the part of the Landlord to provide occupancy as herein described shall not constitute a breach or default on the part of the Landlord under this Lease or give rise to any claims of damage or expenses of any kind against the Landlord by Tenant, either direct or consequential. In the event Tenant is unable to occupy the Premises by January 1, 2007, because of Landlord but not Tenant, Landlord shall adjust the Rent, the Term Commencement Date and the Term

Expiration Date to reflect the date of Tenant’s later occupancy and Tenant shall be entitled to an extension of the rent allowance provided for in Section 1.2 above (see definition of Rent Commencement Date) on a day for day basis for each day beyond January 1, 2007 that Landlord fails to deliver possession of the Premises (the “Rent Allowance Extension”). Landlord shall not adjust the Rent, the Term Commencement Date or the Term Expiration Date in the event such delay of Landlord’s work is caused by Tenant.

Notwithstanding the foregoing, in the event Landlord fails to deliver the Premises in accordance with the terms herein on or before February 1, 2007, Tenant may, at its option, terminate this Lease as by giving Landlord fifteen (15) days prior written notice, and this Lease shall cease and come to an end on the date that is fifteen (15) days after the date that Landlord receives Tenant’s termination notice, whereupon all rights and obligations of both parties shall terminate as of the date specified in such termination notice; provided however, if Tenant so terminates and Landlord completes Landlord’s Work within such fifteen (15) day period, Tenant’s termination notice shall be null and void but Tenant shall be entitled to the Rent Allowance Extension provided for above. Such termination right and Rent Allowance Extension shall be the only remedies, either at law or in equity, available to Tenant in the event of Landlord’s failure to complete the Premises on or before February 1, 2007.

Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Term Commencement Date as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the Term Commencement Date.

3.3	OPTION TO EXTEND

Provided that (i) Tenant has not assigned the Lease (except with respect to assignments expressly permitted under this Lease), and (ii) the Premises are not then subject to a sublease (whether the term of the sublease has commenced or is to be commenced thereafter) (except with respect to subleases expressly permitted under this Lease) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease or subleasing any portion of the Premises, then Tenant has the right to extend the Lease Term for one (1) three (3) year period (“Extension Period”) at the then current market rent rate (“Current Market Rent Rate”), but in no event shall such rental be less than the last annual rent paid by Tenant. The Current Market Rent Rate shall be based on the rent for comparable leases (in terms of length of term, space, and other relevant factors) for comparable space in the Nashua area. The factors shall include, without limitation, rent, leasing concessions, construction allowances, rent abatements, base years, moving allowances or other financial terms and inducements that are prevalent in the market at that time in order to establish a comparable net effective base rent. The Extension Period shall otherwise be based same terms and conditions as this Lease, except that there shall be no further rights to extend the Lease Term. Tenant shall exercise this option by written notice to Landlord not more than twelve (12) months nor less than nine (9) months before the expiration of the Lease Term.

Tenant’s exercise of this option shall be effective only if, at the time of notice and upon the effective date of the Extension Period, there is no Event of Default (as defined in Article 14) beyond any applicable notice and cure periods.

Thereupon, this Lease shall be deemed extended for an additional period of three (3) years, upon all of the same terms and conditions of this Lease and any Amendments made hereto with the exception of the annual rent stipulated hereinabove.

In the event of a monetary Event of Default has occurred by Tenant during the term of this Lease, Tenant shall provide to Landlord simultaneously with the notice of exercise, Tenant’s certified financial statements for the immediately preceding three (3) year period. In the event the credit worthiness of Tenant is not reasonably similar or is substantially less than Tenant’s credit worthiness at the Term Commencement Date of this Lease to assure the future performance of Tenant’s obligations under the Lease during the Extension Period, Landlord may nullify Tenant’s exercise of this renewal option.

ARTICLE IV

RENT

4.1	RENT PAYMENTS

The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the “Rent”) shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever.

(a)        Commencing on the Rent Commencement Date, Base Rent and the monthly installments of Tenant’s Proportionate Share of the Taxes and Tenant’s Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. As used in this Lease, the term “lease year” shall mean any twelve (12) month period commencing on the Term Commencement Date; provided, however, if the Term Commencement Date does not fall on the first day of a month, then the term “lease year” shall mean any twelve month period commencing on the first day of the month immediately following the Term Commencement Date, in which event the first lease year shall also include the partial month containing the Term Commencement Date.

(b)        Base Rent and the monthly installments of Tenant’s Proportionate Share of the Taxes and Tenant’s Proportionate Share of Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

(c)        Rent not paid within five (5) days after receipt of written notice from Landlord that same is due and payable, shall bear interest at a rate (the “Lease Interest Rate”) equal to the lesser of (i) the so-called base rate of interest charged from time to time by Bank of America, Boston, Massachusetts, plus three percent (3%) per annum or (ii) the maximum legally permissible rate, from the due date until paid.

(d)        Rent for the first full month of the initial Term for which rem is due shall be paid by Tenant upon the execution of this Lease.

4.2	REAL ESTATE TAX

(a)        The term “Taxes” shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used in connection with the Building or Lot. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of taxes (but only to the extent of the amount actually paid by Landlord). However, Tenant shall not be required hereunder to pay any franchise, income, corporate, profit, estate, inheritance, succession, gift, transfer, mortgage, recording or other taxes, that are, or may be, imposed upon Landlord, the Premises, or any revenue derived therefrom. The Landlord agrees that Tenant’s share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term.

Should the State of New Hampshire, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges (“Substitute Taxes”) shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

(b)        The Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the Taxes assessed against the Building and Lot which exceeds Tenant’s Real Estate Tax Base during any tax year (i.e., July 1 through June 30, as the same may change from time to time) during the Lease Term.

Effective April 1, 2008, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of annual Taxes (as estimated by Landlord which is based on the amount of annual Taxes allocated to the Premises for the immediately preceding tax year) due from Tenant to Landlord pursuant to this Article 4.2(b). Promptly after the determination by any taxing authority of Taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Taxes allocated to the Premises, and if the aforesaid payments theretofore made for such tax year by Tenant exceed the Taxes allocated to the Premises, Landlord shall provide Tenant with written notification of same and such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the Taxes allocated to the Premises for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall within ten (10) days of written notice from the Landlord make the appropriate payment to Landlord. Copies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of Taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the Taxes allocated to the Premises shall be replaced each year by a payment, which is one-twelfth (1/12th) of the Taxes allocated to the Premises for the immediately preceding tax year.

(c)        If any Taxes, with respect to which Tenant shall have paid Tenant’s Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of Tenant’s Proportionate Share of such abatement or refund less Landlord’s reasonable costs or expenses, including without limitation appraiser’s and attorneys’ fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord.

(d)        Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

4.3	TENANT’S SHARE OF OPERATING COSTS

(a)        Operating Costs. If, in any calendar year of the term of this Lease, Landlord’s Operating Costs exceed the Operating Expense Base, as it relates to all other charges with the exception of snow removal, which shall be an amount representative of Landlord’s actual snow removal cost over the previous five (5) year period. Tenant shall after notice as hereinafter provided, pay to Landlord as additional rent, an amount equal to the product of (a) such excess multiplied by (b) Tenant’s Proportionate Share.

Effective January 1, 2008, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total annual Operating Costs (as reasonably estimated by Landlord) due from Tenant to Landlord pursuant to Article 4.3 of this Lease. Promptly after the end of each calendar year thereafter, Landlord shall make a determination of Tenant’s share of such Operating Costs; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant’s share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Paragraph; and if Tenant’s share is greater than such payments theretofore made on account for such period, Tenant shall within thirty (30) days of written notice from the Landlord make the appropriate payment to Landlord.

The initial monthly payment on account of the Operating Costs shall be replaced after Landlord’s determination of Tenant’s share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant’s actual share thereof for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Landlord shall have the same rights and remedies for non-payment by Tenant of any such amounts due on account of such Operating Costs as Landlord has hereunder, for the failure of Tenant to pay rent as provided for in Article 14 of this Lease.

As used in this Lease, the term ‘‘Operating Costs” shall mean all reasonable and customary costs and expenses incurred by Landlord in connection with the operation, insuring, repair, equipping, maintenance, replacement, management and cleaning (collectively, “the Operation”) of the Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, “the Property”), including, without limitation, the following:

(1)        All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the Operation of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other properties of Landlord such compensation shall be suitably prorated among the Property and such other properties;

(2)        The cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord’s obligations under Sections 8.2 and 9.1 of this Lease;

(3)        The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates;

(4)        Insurance premiums and the positive difference, if any, between the amounts of what the insurance premiums would be if such insurance were maintained without deductibles over the actual premiums for such policies;

(5)        Costs for electricity, steam and other utilities required in the Operation of the Property;

(6)        Water and sewer use charges;

(7)        The costs of snow-plowing and removal and landscaping;

(8)        Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

(9)        All other expenses incurred in connection with the Operation of the Property; and

(10)        Expenditures made by Landlord during the term of this Lease, for capital improvements (1) to the extent reasonably expected to reduce Operating Costs or (ii) incurred by Landlord in connection with compliance with law (other than such laws that are in effect as of the date of this Lease or laws that Landlord is otherwise obligated to comply with under the terms of this Lease), which in all such cases shall be charged to Tenant on a straight line amortized basis by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on “like” properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

(b)        Exclusions from Operating Costs. Notwithstanding anything to the contrary contained in Section 4.3(a), Operating Costs shall not include (in addition to any other exclusions therefrom specifically provided above) the following:

(1)        Real Estate Taxes;

(2)        any items to the extent that Landlord is reimbursed by insurance or any condemnation award or otherwise compensated or otherwise reimbursed by any tenant for services in excess of the services Landlord is obligated to furnish Tenant hereunder;

(3)        mortgage principal, interest or penalties, and rents and other payments under any superior lease (except to the extent otherwise constituting an Operating Expense) and the costs of consummating any such lease or mortgage;

(4)        leasing commissions;

(5)        capital improvements and rental charges for equipment ordinarily considered to be of a capital nature (except as provided in clause (10) above);

(6)        the cost of electrical energy and other utilities furnished and billed directly to tenants of the Building by the applicable utility company;

(7)        the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant (including Tenant);

(8)        salaries and benefits of any and all personnel above the grade of Vice President;

(9)        brokerage commissions, loan origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing;

(10)        brokerage commissions, attorneys’ fees incurred to enforce lease provisions and disbursements and rent concessions of any nature, incurred in connection with the leasing of space in the Building (including without limitation all costs of the surrender or modification of any lease of space in the Building);

(11)        the cost of repairs and replacements incurred by reason of fire or other casualty or condemnation, to the extent Landlord is reimbursed by insurance or a condemnation award;

(12)        marketing, promotion and advertising expenses in connection with the Building;

(13)        the cost of installing, operating and maintaining any commercial concessions operated by Landlord in the Building or of installing, operating and maintaining any specialty services such as a Building cafeteria or dining facility, or an athletic, luncheon or recreational club, unless any such concession or services is supplied to tenants generally in the building;

(14)        additions to Building reserves;

(15)        the cost of relocating any tenant in the Building;

(16)    damages paid by Landlord and costs of litigation in connection with actions by tenants for Landlord’s negligence or tortuous acts or omissions;

(17)    depreciation and amortization (except as provided in clause (10) above);

(18)    professional fees incurred in disputes or litigation with tenants to enforce lease provisions;

(19)    the cost of any repair made by Landlord to remedy damage caused by or resulting from the negligence or willful misconduct of Landlord or its agents or employees;

(20)    the cost of any work performed for any other tenant at the Building or required by a governing authority due to another tenant’s use of the Building; and

(21)    any costs and expenses covered elsewhere in this Lease and otherwise reimbursed to Landlord.

4.4	INDEPENDENT COVENANTS

It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to the express provisions of this Lease. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense except as specifically set forth in this Lease. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term (except as conferred by applicable law or otherwise expressly provided in this Lease). Tenant waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as specifically set forth in this Lease.

ARTICLE V

USE OF PREMISES

5.1	PERMITTED USE

Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

The Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to all the tenants in the Building, except where different circumstances can reasonably justify different treatment.

5.2	COMPLIANCE WITH LAWS

Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, “Approvals”) which are required for Tenant’s use of the Premises, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord’s written consent, which consent shall not be unreasonably withheld or delayed, provided that Landlord’s failure to provide Tenant with such consent within fifteen (15) days following Tenant’s submitted of such applications shall be deemed Landlord’s consent. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Tenant’s inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant’s rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all non-structural installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord’s and Tenant’s insurers applicable to the Premises, Building and Lot. Tenant shall not place a load upon any floor in the Premises exceeding one hundred pounds per square foot live load. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.

Landlord represents and warrants to Tenant that as of the date of this Lease (i) the use of the Premises for the uses permitted hereunder are permitted by applicable law, (ii) there are no restrictions of record (including, without limitation, declarations, covenants, easements, ground leases and/or mortgages) which would prohibit, interfere with, restrict or otherwise impair Tenant’s ability to use the Premises for the use permitted hereunder, and Landlord shall not permit or suffer any such restrictions which would prohibit, interfere with, restrict or otherwise impair Tenant’s ability to use the Premises for such uses, (iii) Landlord has not received any notice of any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency against the Premises or Landlord, (iv) Landlord has received no written notice of any pending or threatened taking or condemnation of the Premises or the Building or any portion thereof, (v) this Lease and the rights granted to Tenant hereunder shall not violate and are not inconsistent with any other lease or agreement relating to the Premises or the Building, (vi) the Building complies with all by-laws and Requirements, including, without limitation, the Americans with Disabilities Act, and (vii) the Building is equipped with all required safety equipment and appliances.

5.3	INSURANCE RISKS

Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant’s use of the Premises. Any such amounts shall be deemed to be additional rent hereunder.

5.4	ELECTRICAL EQUIPMENT

The Tenant shall not, without Landlord’s written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord and Landlord may audit Tenant’s use of electric power to determine Tenant’s compliance herewith. Landlord represents that the capacity of the electrical system service the Premises is sufficient for the Permitted Use. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises.

5.5	TENANT’S OPERATIONAL COVENANTS

(a)	Affirmative Covenants

In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the inside of all glass in the doors and windows of the Premises reasonably clean; (2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality if due to Tenant’s negligence; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed; (5) keep all mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises: and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time.

(b)	Negative Covenants

In regard to the use and occupancy of the Premises and Common Areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (9) cause or permit objectionable odors to emanate or to be dispelled from the Premises; or (10) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; (11) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building.

5.6	SIGNS, BLINDS and DRAPES

Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Premises. No drapes or blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant.

5.7	HAZARDOUS MATERIALS

(a)	Tenant’s Obligation and Indemnification

Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively “Hazardous Materials”) in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord’ s sole and absolute discretion. Any Hazardous Materials in the Premises and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant’s use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys’ fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way he construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained

Landlord’ s consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord’ s prior consent as set forth in the first sentence of this Section 5.7.

(b)	Landlord’s Obligations and Indemnification

Landlord represents and warrants to the best of its knowledge that as of the Term Commencement Date there shall be no Hazardous Materials located on, at, in or under the Building or Lot and that Landlord has received no notice of any release or threat of release of any Hazardous Materials on, at, in or under the Property or near the Property. Landlord agrees that it will not, generate, store, use, dispose of or release any Hazardous Materials in or onto the Building or Lot (including the Premises) during the Lease Term in violation of applicable environmental laws. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, loss, cost, expense or damage resulting from (i) any breach by Landlord of the foregoing representations and warranties and (ii) the presence of Hazardous Materials at the Building or Lot based on or in connection with events occurring or conditions arising or accruing prior to the Term Commencement Date. This provision shall survive the termination of this Lease.

ARTICLE VI

INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1	INSTALLATIONS, ALTERATIONS, AND ADDITIONS

Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall be permitted, without Landlord’s consent, to make non-structural alterations to the Premises of a cosmetic nature provided that the aggregate cost of such alterations do not exceed Fifty Thousand and 00/100 ($50,000.00) Dollars. In any event, Tenant shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord’ s sole and absolute discretion. In no event shall Landlord’s approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant’s initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant’s sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant’s use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics’ or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record forthwith without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises, that are intended to become or do become part of the real estate or fixtures therein (other than trade fixtures that are readily removable without damage to the Premises) including but not limited to equipment, appliances, and machinery, shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant’s cost and expense, insurance meeting the requirements of Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, other than movable personal property, and any and all computer and telecommunications wiring or cabling affixed, embedded or installed in or behind any walls, columns, shafts, floors or ceilings of the Premises or Building (collectively, the “Cabling”), shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord designates, at the time of Landlord’s approval of such work, the items which Tenant must remove, in which event Tenant shall, at its own cost and expense, comply with such requirement. Additionally, at Landlord’s option, Tenant shall remove such installations, alterations, additions, systems, fixtures, machinery, equipment, appliances and Cabling as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Building if Landlord has specifically agreed in writing that the improvement, addition or Cabling in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and Landlord shall have the rights set forth in Section 14.1(f) below with respect thereto. The provisions of this Article VI shall survive the end of the Term.

It is further agreed and understood that at the termination of this Lease or any extensions thereof, Tenant shall have restored the Premises to good repair, order and condition in all respects, reasonable wear and tear and casualty excepted, including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, and shall restore all floor areas to a good condition and repair, using materials to provide a consistent floor surface, satisfactory to Landlord; and shall have cleaned and removed accumulations of dirt and particles, oils, grease, and discolorations from all surfaces resulting from Tenant’s processes and shall leave the Premises broom clean.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

7.1    PROHIBITION

(a)    Except as otherwise specifically permitted hereunder, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, except as otherwise expressly permitted below, without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment of this Lease or subletting of the whole or any part of the Premises (other than as specifically permitted as set forth below) by Tenant without Landlord’s express consent shall be invalid, void and of no force or effect. This prohibition includes, without limitation, any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant’s corporate or proprietary structure, including a change in the partners of any partnership, and the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market). Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant’s warranty in respect of the information (other than financial information regarding the proposed transferee or any other information provided to Tenant by third parties not within Tenant’s control) submitted therewith.

(b)    In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet in an amount not to exceed $2,500.00. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

(c)    Without limiting Landlord’s discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord’s consent to assign this Lease or sublet all or any portion of the Premises (other than as expressly permitted in this Lease), Landlord shall have the option, exercisable by notice to Tenant given within thirty (30) days after Landlord’s receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to

Landlord on the date specified in good order and condition in the manner provided in Section 8.1 at the end of the Lease Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Landlord and Tenant shall share equally the cost to fully demise and separate the recaptured portion of the Premises from the remaining Premises and Tenant shall pay its portion to Landlord within thirty (30) days of being invoiced for such costs. Rent and Tenant’s Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. If Landlord fails to exercise such recapture right, then Landlord shall not unreasonably withhold or delay its consent to the proposed assignment or sublease.

(d)    Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, fifty percent (50%) of the amount of any such excess rent after deducting all of Tenant’s verified reasonable expenses in connection with such assignment or sublet. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1. the term “rent” shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

(e)    The requirement of Landlord’s prior consent and the provisions of subparagraphs (c) and (d) above shall not, however, be applicable to an assignment of this Lease by Tenant to a (i) subsidiary (for such period of time as at least 50% of the stock, membership, or other beneficial interest of such subsidiary continues to be owned by Tenant, it being agreed that the subsequent sale or transfer of the stock, membership, or other beneficial interest of such subsidiary (either individually or in the aggregate) resulting in Tenant owning less than 50% of the stock, membership, or other beneficial interest of such subsidiary shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of this Section 7.1) or (ii) controlling entity or entity under common control, provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling entity or entity under common control agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor. Further, Landlord’s consent shall not be required nor shall the provisions of subparagraph (c) and (d) apply for an assignment of this

Lease in connection with a transfer of substantially all operations of Tenant to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, provided that at the time of such assignment such entity has a net worth substantially similar to or not materially less than that of Tenant or any guarantor on the date hereof or on the date of such assignment, whichever is greater.

7.2	ACCEPTANCE OF RENT FROM TRANSFEREE

The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

ARTICLE VIII

REPAIRS AND MAINTENANCE

8.1	TENANT OBLIGATIONS

From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof (other than structural portions thereof and portions relating to Building systems) in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition.

8.2	LANDLORD OBLIGATIONS

(a) Except as may be provided in Articles XII and XIII. Landlord agrees to keep in good order, condition, and repair the structural components of the Premises and the structural components of the roof of the Building, the common utility and Building systems, the common hallways, entrances, restrooms and elevators, the paved surface of the parking areas serving the Building and the sprinkler system, except that Tenant shall reimburse Landlord, as additional rent hereunder, for the costs of maintaining, repairing, or otherwise correcting any condition caused by an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter.

(b)    Tenant’s Self-Help Rights. If Landlord shall be in default hereunder under this Section 8.2 or Section 9.1 hereof, which default shall continue for thirty (30) days after written notice thereof from Tenant (provided, however, that in an emergency, Tenant shall be required to give Landlord only such notice as shall be practicable under the circumstances), then Tenant shall have the right, but not the obligation, to cure such default, in which event Landlord shall pay to Tenant upon demand, the reasonable cost thereof plus interest at the Lease Interest Rate; provided, however, if such default is not susceptible of being cured within a period of thirty (30) days then as long as Landlord shall commence the curing thereof within such thirty (30) day time period and is proceeding with due diligence to cure the same, Tenant shall not have the aforesaid right. If Landlord shall not reimburse Tenant as provided herein, Tenant shall have the right to deduct the same from any monthly installment or installments of Base Rent due or becoming due under this Lease, until it has been fully reimbursed such costs and interest, provided that in no event shall any such monthly deduction exceed thirty-five percent (35%) of any installment of Base Rent in effect from time to time. If twelve months or less remain in the Lease Term and amounts due to Tenant would otherwise remain unpaid at the expiration of the Lease Term, any remaining amounts due hereunder may be deducted in equal monthly installments of the amount then remaining outstanding over the remaining months in the Lease Term. If in Tenant’s reasonable judgment an emergency shall exist, the aforesaid thirty (30) day cure period shall be shortened to such reduced period or eliminated following notice to Landlord, as shall be reasonable in the circumstances prior to Tenant having the right to cure such default. In such an emergency event, Tenant’s notice may be given by telegram, fax transmission or other substitute means of writing.

Notwithstanding anything to the contrary contained in this Article, Tenant shall not be entitled to exercise Tenant’s self-help right and to require Landlord to repay or credit to Tenant the costs incurred in connection therewith in the event that Landlord’s failure to make a repair or to provide a service required hereunder results from (i) any installation, alteration or improvement which was not performed by Tenant in a good workmanlike manner; (ii) Tenant’s failure to perform its obligations hereunder; (iii) the negligence or tortuous conduct of Tenant; or (iv) an Event of Default by Tenant.

ARTICLE IX

SERVICES TO BE FURNISHED BY LANDLORD;

UTILITIES

9.1	LANDLORD’S SERVICES

The Landlord shall provide all of Tenant’s water and sewer use and reasonable heating and air-conditioning during the normal heating and cooling season between the hours of 8:00 A.M. and 6:00 P.M., during normal business days, and 8:00 P.M. to 1:00 P.M. on Saturdays. The normal cooling season shall be from April 15th to October 1st of any given year. Normal business days are all days except Saturday, Sunday, New Year’s Day, Memorial Day, July 4th, Labor Day, Columbus Day,

Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days as Landlord presently or in the future recognizes as holidays for Landlord’s general office staff. In addition, Landlord agrees to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as described on Exhibit D attached hereto and made a part hereof, all, subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to causes beyond Landlord’s control. If Tenant shall require air-conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefore $25.00 per hour during the initial Lease term; however in the event Landlord’s cost of said gas/electric power increase as a result of rate increases due to energy market conditions, Landlord shall have the right to adjust Tenant’s rate per hour based on Landlord’s actual increased cost. In the event Tenant introduces into the Premises personnel or equipment, which overloads the capacity of the building system or in any other way interferes with the system’s ability to perform adequately its proper functions; supplementary systems may if and as needed at Landlord’s option, be provided by Landlord, at Tenant’s expense.

If (i) there is a material interruption, curtailment, stoppage, or suspension of Landlord’s Critical Services (as hereinafter defined) (x) continuing after written notice thereof to Landlord (or in an emergency situation which threatens the health or safety of Tenant’s employees, oral notice followed by written notice), (y) not caused by Tenant, (z) such deficiency materially and adversely affects Tenant’s ability to conduct business in a material portion of the Premises (individually and collectively “Landlord Deficiency”), then Tenant shall, if such Landlord Deficiency continues for more than five (5) business days, be entitled to a proportional abatement of Base Rent and Additional Rent from the date of the Landlord Deficiency to the extent of Tenant’s interference with Tenant’s use of the Premises until the same is cured. For purposes hereof, “Landlord’s Critical Services” means life safety systems, electrical, plumbing, HVAC, water or elevator service.

9.2	CAUSES BEYOND CONTROL OF THE LANDLORD

The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant’s servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease.

9.3	SEPARATELY METERED UTILITIES

Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises. If any utilities used or consumed by Tenant are not separately metered, Tenant shall pay its allocable share of such utilities, based on use, as reasonably determined by Landlord. Landlord at Tenant’s expense shall purchase and install all lamps, tubes, bulbs, starters and ballasts.

ARTICLE X

INDEMNITY

10.1	THE TENANT’S INDEMNITY

The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising from any default or breach by Tenant or Tenant’s contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord’s Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Tenant’s use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant’s contractors, licensees, agents, servants or employees: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord, the directors, officers, agents. employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building.

This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney’s fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

10.2	THE TENANT’S RISK

The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant’s sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant.

10.3	INJURY CAUSED BY THIRD PARTIES

The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters.

10.4	SECURITY

Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel.

ARTICLE XI

INSURANCE

11.1	TENANT’S INSURANCE OBLIGATIONS

Tenant shall carry commercial general liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in the amounts set forth in Section 1.2 herein and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with certificates of such insurance on or prior to the Term Commencement Date and evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard, which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord.

11.2	CONSTRUCTION PERIOD INSURANCE

At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage in each instance with policies reasonably acceptable to Landlord, including, without limitation, the amount of any deductible thereunder:

(1) builder’s risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

(2) workers’ compensation or similar insurance in form and amounts required by law.

Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Lease.

11.3	WAIVER OF SUBROGATION

Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

11.4	LANDLORD’S INSURANCE OBLIGATION

Throughout the term of the Lease, Landlord shall maintain a full replacement value policy of insurance on all of the Building against damage by all risks of physical loss or damage, and general liability insurance, to the extent customarily insured by owners of property similar to the Building in the same area.

ARTICLE XII

CASUALTY

12.1	DEFINITION OF “SUBSTANTIAL DAMAGE” AND “PARTIAL DAMAGE”

The term “substantial damage,” as used herein, shall refer to damage, which is of such a character, that in Landlord’s reasonable, good faith estimate, which estimate shall be made within thirty (30) days after the occurrence of such damage, cannot, in ordinary course, be expected to be repaired within six (6) months from the time that such repair work would commence. Any damage, which is not “substantial damage,” is “partial damage.”

12.2	PARTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant’s use of the Premises as contemplated by this Lease, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3	SUBSTANTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant’s use of the Premises as contemplated by this Lease, Landlord shall promptly restore the Building to the extent reasonably necessary to enable Tenant’s use of the Premises, unless Landlord or Tenant, within sixty (60) days after the occurrence of such damage, shall give notice to the other party of such party’s election to terminate this Lease. The Landlord or Tenant shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant’s use of the Premises. If Landlord or Tenant shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under Section 12.4 within nine (9) months after the date of such damage or destruction, such nine-month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months, or if the Premises shall be substantially damaged during the last twelve (12) months of the Lease Term then, in either such case, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such twelve-month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant’s termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4	ABATEMENT OF RENT

If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant’s use and operation of the Premises as contemplated by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant’s fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

12.5	MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the Premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.

ARTICLE XIII

EMINENT DOMAIN

13.1	RIGHTS OF TERMINATION FOR TAKING

If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant’s purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord’s opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord Is award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder, based on plans that are reasonably approved by Tenant. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within thirty (30) days after Landlord has determined the estimated cost of such restoration.

13.2	PAYMENT OF AWARD

The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s trade fixtures installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3	ABATEMENT OF RENT

In the event of any such taking of the Premises, the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4	MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord, and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant.

ARTICLE XIV

14.1	TENANT’S DEFAULT

(a) Events of Default. The following shall be “Events of Default” under this Lease:

(i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for five (5) business days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

(ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for five (5) business days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

(iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord’s written notice thereof to Tenant; provided, however, if such default is of such a nature that it cannot reasonably be cured within such thirty (30) day period, an event of default shall not be considered to have occurred so long as Tenant commences such cure within the aforesaid thirty (30) day period and thereafter pursues the same diligently to completion;

(iv) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the “Insolvency Laws”);

(v) the appointment of a receiver or custodian for all or a substantial portion of Tenant’s property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant’s real or personal property;

(vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within seventy-five (75) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

(viii) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

(ix) Tenant’s interest in this Lease being taken on execution in any action against the Tenant.

(b) Landlord’s Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

(i) Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant, or by reentry, whereupon the mailing of such notice of termination addressed to Tenant, or in the case of reentry, upon such reentry, with or without notice or demand and with or without process of law (forcibly if necessary), this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by entry or notice as provided herein shall be effective and complete upon entry or the mailing of notice, respectively, and shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit or notice of Landlord’s intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

(ii) Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

(iii) Reletting of Premises. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant’s default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall have the option, but not the obligation, to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys’ fees, brokerage fees and expenses of placing the Premises in first-class rentable condition including without limitation any alterations and improvements. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord’s option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

(iv) Acceleration of Payment. Landlord may claim as damages an amount which is equal to the difference (discounted at a discount rate of eight percent (8%) to the net present value) between the balance of Base Rent payable over the remainder of the Lease Term and the fair market rental value of the Premises over the same period. Landlord shall use commercially reasonable efforts to mitigate its damages.

(v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord’s option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney’s fees and court costs reasonably incurred.

(vi) Anticipatory Breach; Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord’s election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

(c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

(d) Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, after all notice and cure periods provided for in this Lease, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is three percent (3%) greater than the “base lending rate” then in effect at Bank of America, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(e) Late Payment. If Tenant fails to pay any installment of Rent within five (5) business days after such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is three percent (3%) greater than the “base lending rate” then in effect at Bank of America, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this Article 14, due and payable immediately.

ARTICLE XV

THE LANDLORD’S ACCESS TO PREMISES

15.1	THE LANDLORD’S RIGHT OF ACCESS

The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice to Tenant or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. Landlord shall at all times use commercially reasonable efforts not to interfere with Tenant’s business operations at the Premises.

For a period commencing nine (9) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours upon reasonable advance notice to Tenant for the purpose of exhibiting the same to prospective tenants.

ARTICLE XVI

16.1	SUBORDINATION

Upon the written request of Landlord, and at Landlord’s cost and expense in an amount not to exceed $2,500.00 (including, without limitation, with respect to Tenant’s legal fees), Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant’s rights hereunder shall not be disturbed, except as in this Lease provided. The word “mortgage” as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord’s interest in this Lease given as collateral security for any obligation of Landlord.

Notwithstanding anything contained herein to the contrary, Landlord acknowledges there is no existing mortgage on the Building.

16.2	MODIFICATIONS

In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any modification of any of the provisions of this Lease, other than a provision directly related to the Annual Rent, Additional Rent or other sums payable hereunder, the duration of the Term hereof, or the size, use or location of the Premises, or any other provision that would materially alter Tenant’s rights under this Lease, Tenant agrees that, subject to Tenant’s approval, not to be unreasonably withheld or delayed, Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder. Landlord shall be responsible for all costs and expenses in an amount not to exceed $2,500.00 (including, without limitation, reasonable attorneys’ fees) incurred by Tenant in connection with the foregoing.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.1	CAPTIONS

The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2	BROKERAGE

Tamposi-Nash Real Estate Group (“Broker”), Landlord and Tenant warrant that there are no claims for broker’s commission or finder’s fees in connection with its execution of this Lease or the tenancy hereby created other than with respect to the Broker and each party agrees to indemnify and save the other party harmless from any liability that may arise from such claim, including reasonable attorneys’ fees. Landlord agrees to pay a broker’s commission due to Broker in accordance with a separate agreement between Landlord and Broker.

17.3	HOLDOVER

If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to double the Rent applicable immediately prior to such termination plus the then applicable additional rent and other charges under this Lease. Tenant shall also pay to Landlord all damages, direct or indirect, sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. Notwithstanding the foregoing, provided that Landlord and Tenant are engaged in lease negotiations that extend beyond the end of the Lease Term, and the parties are negotiating in good faith, the Rent shall be equal to one hundred fifty percent (150%) of the then current Rent for a period of one (1) month, thereafter the Rent shall be equal to two hundred percent (200%) of the Rent in effect as of the expiration date of the initial Lease Term.

17.4	COUNTERPARTS

This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.5 CONSTRUCTION AND GRAMMATICAL USAGE

This Lease shall be governed, construed and interpreted in accordance with the laws of The State of New Hampshire, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said State for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.6	SECURITY DEPOSIT

Tenant has deposited with Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney’s fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit. If Landlord shall use, apply or retain the Security Deposit in whole or in part and the Lease continues or Tenant’s occupancy continues in the Premises, Tenant shall within ten (10) days after written notice from the Landlord make such further or other deposit of monies as may be necessary to bring the balance of the deposit to a sum equal to one (1) months rent of the then current Rent. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within ninety (90) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or other transfer of the Building, or leasing of the entire Building including the Premises subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit then remaining. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

In the event there has been no Event of Default of any of the terms, conditions and covenants of this Lease Agreement and any Amendments made hereto during the term hereof and Rent has been paid as and when due, Landlord agrees to apply a portion of the Security Deposit, namely FOURTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($14,688.00) Dollars to Tenant’s Rent on the thirteenth (13th) month of the Lease Term, thereby leaving a Security Deposit balance on Tenant’s account in the amount of TWENTY-NINE THOUSAND THREE HUNDRED SEVENTY-SIX AND 00/100 ($29,376.00) Dollars. In the event the Security Deposit is not applied as described hereinabove, then Landlord shall retain said Security Deposit for the entire term of this Lease and any extension thereof, and said Security Deposit shall be refunded to Tenant at the end of this Lease, subject to Tenant’s satisfactory compliance with the conditions herein contained and set forth.

17.7	LANDLORD’S ENFORCEMENT EXPENSES

Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all fees and expenses (including, without limitation, attorneys’ fees and costs) incurred by the Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Premises, including without limitation, any breach by the Tenant of its obligations hereunder, irrespective of whether Landlord resorts to litigation as a result thereof.

17.8	NO SURRENDER

The delivery of keys to any employee of Landlord or to Landlord’s agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.9	COVENANT OF QUIET ENJOYMENT

Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.10	NO PERSONAL LIABILITY OF THE LANDLORD

It is specifically agreed that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord and that Tenant shall not seek recourse against the personal assets of Landlord for satisfaction of any liability with respect to this Lease.

17.11	NOTICES

Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent as set forth in Article 1.2 of this Lease, addressed, if to Landlord, at the address set forth in

Article 1.2 of this Lease, and, if to Tenant, at the address as set forth in Article 1.2 of this Lease, or at such other address as may be specified from time to time in writing sent to the other party by like notice.

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid or by so-called “express” mail (such as Federal Express or U.S. Postal Service Express Mail).

17.12	FINANCIAL INFORMATION

Tenant’s financial information is a matter of public record as it is a nationally recognized entity whose stock is regularly and publicly traded on the national stock market. In the event Tenant is no longer publicly traded on the national stock market, upon Landlord’s written request, solely for the reasons set forth below, Tenant shall supply to the Landlord, financial information reasonably acceptable to Landlord;

1.	Upon written reasonable request by Landlord’s Lender.
2.	Upon written reasonable request for purposes of financing or re-financing the Premises.
3.	Prior to Tenant executing any building expansion.
4.	Should Tenant be in default as defined in Article XIV herein.

Any financial information obtained by Landlord pursuant to the provisions of this paragraph shall be treated as confidential.

17.13	RULES AND REGULATIONS

The Tenant will observe and comply with the Rules and Regulations as attached hereto and made a part hereof, including revisions and additions as the Landlord may from time to time institute, provided that in cases of conflict with this Lease and such Rules and Regulations, the provisions of this Lease shall prevail.

17.14	RIGHT TO MOVE

In the event Landlord requires the Premises to be made part of a lease with a multi-floor tenant and there is no other available space for such multi-floor tenant to occupy, Landlord reserves the right to move the Tenant and if Landlord so requests, Tenant shall vacate the Premises and relinquish its right with respect to the same, provided that Landlord provides to Tenant, space within the complex commonly known as Nashua Office Park, Nashua, New Hampshire 03062.

Such space shall be reasonably comparable in size, layout, finish and utility to the existing Premises, and further provided that Landlord shall, at its sole cost and expense, move the Tenant and its removable property from the Premises to such new space in such a manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such space shall from and after such relocation, be treated as the Premises demised under this Lease. and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

Notwithstanding the foregoing, Landlord’s right to relocate the Premises shall be in accordance with the following: (1) Landlord shall give Tenant at least ninety (90) days prior written notice of Landlord’s intention to relocate the Premises; (2) Landlord shall not have the right to relocate the Premises more than once during the term of the Lease and in no event during the first (1st) two (2) years of the Lease term; (3) Landlord agrees to pay for all verified reasonable direct and indirect costs as a result of any such relocation, to include but not be limited to costs of relocating furniture, files and equipment, telephone installation, and the reasonable costs of new stationery, Tenant’s attorney and consulting fees; (4) Landlord agrees to perform such move on a weekend; and (5) and Tenant shall pay no fixed rent or additional rent accrued during the time period that Tenant is not open for business as a result of such relocation.

In the event Landlord notifies Tenant of intention to relocate Tenant as described above, and in the event Tenant is not satisfied with such relocation space, then Tenant shall have the right, within fifteen (15) business days following receipt of Landlord’s notice, to terminate this Lease by giving Landlord written notice within said fifteen (15) day period and this Lease shall terminate not more than ninety (90) days following the date such notice is given by Tenant.

17.15	ESTOPPEL CERTIFICATES.

Landlord and Tenant both agree on the Term Commencement Date and from time to time thereafter, upon cot less than fifteen (15) days’ prior written request by either party to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect that such party has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.15 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises, or any prospective assignee of any such mortgagee.

17.16	SIGNAGE

(a) Directory Signage. The Location and identity of Tenant will set forth on the Building directory located in the main lobby and on the exterior directory located near the parking lot, initially at Landlord’s expense. Any subsequent charges shall be at Tenant’s expense and shall conform to Landlord’s standard sign criteria for the Building.

(b) Tenant Suite Identification Signage. Landlord shall provide a suite sign at the entrance to Tenant’s Premises which shall conform to Landlord’s standard sign criteria for the Building, or as otherwise agreed by Landlord and Tenant. Any subsequent changes to the aforementioned signage after the initial installation by Landlord shall be at Tenant’s sole cost and expense and shall conform to Landlord’s standard sign criteria for the Building.

17.17	CONTINGENCY

Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that this Lease is contingent upon Landlord being in receipt of a fully-executed amendment for the termination of the Premises from a third party by November 22, 2006, or an extended date as mutually agreed upon by Landlord and Tenant in writing. In the event Landlord is not in receipt of a fully-executed amendment for the termination of the Premises from a third party by this November 22, 2006 date, or said extended date, this Lease shall become null and void and of no further force or effect.

17.18	PARKING

It is hereby agreed that Tenant shall have the exclusive right to use during the term hereof three (3) assigned, covered parking spaces, underneath the Building, defined as Nashua Office Park, 98 Spit Brook Road, Nashua, New Hampshire 03062, as outlined on Exhibit A-1 attached hereto and made a part hereof. Tenant, its employees, agents, representatives and visitors shall also have the non-exclusive right to use, in common with others, any of the non-reserved parking spaces located at Nashua Office Park, 98 Spit Brook Road, Nashua, New Hampshire 03062, on a first come first serve basis.

17.19	WHEN LEASE BECOMES BINDING

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

17.20	MISCELLANEOUS

Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

17.21	ENTIRE AGREEMENT

This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

	LANDLORD:	Gregory D. Stoyle and John J.
Flatley, Trustee’s of the 1993
Flatley Family Trust
/s/ Gregory D. Stoyle
WITNESS		By:	Gregory D. Stoyle
		Its:	Trustee

/s/ John J. Flatley
WITNESS		By:	John J. Flatley
		Its:	Trustee

	TENANT:	iCAD, Inc.

WITNESS	By:
Its:

Duly Authorized

COMMONWEALTH OF MASSACHUSETTS)

                                     ) SS.

COUNTY OF NORFOLK                )

On this 6th day of December, 2006, before me, the undersigned notary public, personally appeared Gregory D. Stoyle, as Trustee for The 1993 Flatley Family Trust, proved to me through satisfactory evidence of identification, which was [    ] a valid Massachusetts driver’s license, [●] my personal knowledge of the signatory, or [    ]                          [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

My commission expires: April 26, 2013

COMMONWEALTH OF MASSACHUSETTS)

                                     ) SS.

COUNTY OF NORFOLK                )

On this 6th day of December, 2006, before me, the undersigned notary public, personally appeared John J. Flatley, as Trustee for The 1993 Flatley Family Trust, proved to me through satisfactory evidence of identification, which was [    ] a valid Massachusetts driver’s license, [●] my personal knowledge of the signatory, or [    ]                          [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

My commission expires: April 26, 2013

STATE OF New Hampshire

                                         ) SS.

COUNTY OF Hillsborough

On this 22 day of November, 2006, before me, the undersigned notary public, personally appeared , as CEO for iCAD, Inc., proved to me through satisfactory evidence of identification, which was [    ] a valid                      driver’s license, [    ] my personal knowledge of the signatory, or [●]                      [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose.

KAREN LEWIS, Notary Public
My Commission Expires September 25, 2007
My commission expires:

RULES AND REGULATIONS

l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be unreasonably obstructed or encumbered by any Tenant, nor shall they be used for any purpose other than ingress and egress to and from the Premises. Landlord shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by Tenant (if given the prior written consent of the Landlord for such use), shall be of a quality, type, design and color, attached in a manner approved by the Landlord.

3. A building directory will be maintained in the main lobby of the building at the expense of the Landlord and the number of such listings shall be at the sole discretion of the Landlord. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Premises or building, without the prior written consent of the Landlord. In the event of violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to any Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant, at Tenant’s expense and shall be of a size, color and style acceptable to the Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by Tenant on said Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual Leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No Tenant shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises’ or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights or down the passageways.

11. No Tenant, nor any of Tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, return to the Landlord, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay the Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agents may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building, all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. No Tenant shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or as a barber or manicure shop.

15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express written consent of the Landlord.

16. No Tenant shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same by notifying the Landlord. Landlord reserves the right to inspect any parcel or package being removed from the building by Tenant, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a Tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

EXHIBIT A

Floor Plans

H
W
ELEC ROOM
K
storage
L
lunch room
TEL/NETWORK
S
X
new window
new double glass doors
N
O
P
Q
R
S
T
U
V
A
B
MECH CHASE
Y
C
D
E
F
G
column

REVISED 10/12/2006

OPTION 1

SUITE 100
11016 sf

N320

NASHUA TWO
1ST FLOOR

Approvals

Tenant: [signature]

Date: 11/22/06

The Flatley Company
50 Braintree Hill Office Park
Braintree, MA 02184
Real Estate Development & Management

11/17/2006 11:32:02 AM

EXHIBIT A-1

Parking Plan

EXHIBIT B

Landlord shall construct Tenant’s Premises in accordance with a mutually agreed upon floor plan.

EXHIBIT C

TERM COMMENCEMENT DATE AGREEMENT

To be attached to and made a part of that certain Lease Agreement dated                     , 2006 by and between Gregory D. Stoyle and John J. Flatley, Trustees of the 1993 Flatley Family Trust, as Landlord, and iCAD, Inc., as Tenant.

Relative to the Premises located on the first (1st), and more specifically referred to in the above-mentioned Lease, our records indicate the following pertinent information with regard to same:

Occupancy Date:

Term Commencement Date:

Actual Term Dates:

Rent Commencement Date:

If you concur with the above, please acknowledge by signature below, retaining one (1) copy of this Agreement for your files and returning the other to my attention, at your earliest possible convenience.

TERM COMMENCEMENT DATE AGREEMENT

PAGE TWO

Should this Term Commencement Date Agreement not be executed and returned to Landlord within thirty (30) days of its receipt by Tenant, said dates as specified herein shall hereby be deemed assented to by the Tenant.

Sincerely yours,

Lease Administration

COMMERCIAL/INDUSTRIAL DIVISIONS

cc:

CERTIFIED MAIL - RETURN RECEIPT REQUESTED

The foregoing is hereby acknowledged and agreed.

TENANT:	iCad, Inc.

WITNESS	By:
Its:

Duly Authorized

EXHIBIT D

Commercial/Industrial Division

Specifications for Standard Cleaning Services

The Landlord shall provide the following cleaning services for Tenant=s Premises:

A.	Daily - Monday through Friday (except Legal Holidays):

1.	Empty waste baskets, clean ash trays.

2.	Vacuum carpet in corridors, reception areas and other high-traffic areas.

3.	Mop spillage on tile floors.

4.	Dust telephones.

B.	Alternate Days:

1.	Vacuum office area carpeting.

C.	Weekly:

1.	Dust furniture tops, convectors and other furnishings. Paper on desks will not be moved in order to dust. Landlord will dust around the papers if possible.

D.	Monthly:

1.	Dust window frames.

2.	Clean glass in doors and partitions.

3.	Spot clean walls.

E.	Quarterly:

1.	Mop and buff tile floors.

2.	Clean baseboards.

F.	Annually:

1.	Wash windows.

2.	Clean and refinish tile floors.

FIRST AMENDMENT TO LEASE

This First Amendment to Lease made this 21st day of December, 2011, by and between the John J. Flatley Company, successor-in-interest to Gregory D. Stoyle and John J. Flatley, Trustees of the 1993 Flatley Family Trust (hereinafter referred to as “Landlord”) and iCAD, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by a certain Lease Agreement dated December 6, 2006 (hereinafter referred to as the “Lease”), Landlord leased to Tenant a certain premises (the “Premises”) described as Suite 100 located on the first (1st) floor in Landlord’s building known as 98 Spit Brook Road, Nashua, New Hampshire 03062 (the “Building”), containing 11,016 square feet of space.

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to extend the Lease for five (5) years and two (2) months at the end of the existing Term;

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect this and certain additional changes which have been agreed to by the parties, and all changes as set forth below shall become effective on January 1, 2012 (the “Effective Date”). From and after the Effective Date the terms and provisions hereof shall be apply.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to amend said Lease commencing on the Effective Date, as follows:

1.

TERM. The Term of the Lease is hereby extended for five (5) years and two (2) months commencing January 1, 2012 and expiring February 28, 2017, upon the same terms and conditions as the Lease except as otherwise provided herein to the contrary.

2.	BASE RENT. Section 1.2 of the Lease, namely Base Rent, shall be deleted in its entirety and replaced with the following:

For the period January 1, 2012 through December 31, 2012, at the rate of $181,764.00 per annum ($15,147.00 per month);

For the period January 1, 2013 through December 31, 2013, at the rate of $187,272.00 per annum ($15,606.00 per month);

For the period January 1, 2014 through December 31, 2014, at the rate of $192,780.00 per annum ($16,065.00 per month);

For the period January 1, 2015 through December 31, 2015, at the rate of $198,288.00 per annum ($16,524.00 per month); and

For the period January 1, 2016 through February 28, 2017, at the rate of $203,796.00 per annum ($16,983.00 per month).

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Rent Allowance:

In the event Tenant has not been in default, beyond any applicable notice or cure periods, of any of the terms, conditions and covenants of the Lease, then Landlord shall grant to Tenant a rental allowance in the amount of $45,441.00 (the “Rent Allowance”). Effective January, 2012, and each month thereafter, Tenant will apply $15,147.00 of the Rent Allowance against Rent until the Rent Allowance is fully depleted.

3.	LEASE AMENDMENTS. The following Lease sections shall be amended as follows:

SECTION 1.2.

(a)	The term “Option to Extend” is changed to One (1) five (5) year option to extend the Lease Term.

(b)

The “Security Deposit is reduced from $29,376.00 to $16,065.00, a difference of $13,311.00. Landlord shall apply the $13,311.00, to Tenant’s account, starting with the month following the month the Rent Allowance is fully depleted.

(c)	The “Operating Expense Base” is changed from Calendar Year ending December 2007 to Calendar Year ending December 2011, with the monthly payments per Section 4.3 commencing January 1, 2012; and

(d)	The “Real Estate Tax Base” is changed from Fiscal Year Ending March 31, 2008 to Fiscal Year Ending March 31, 2011, with the monthly payments per Section 4.2 commencing April 1, 2012.

SECTION 3.3. Option To Extend, is hereby deleted in its entirety and replaced with the following:

3.3 Option To Extend:

Provided that (i) the Premises are not then subject to a sublease of more than fifty percent (50%) of the Premises (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease or subleasing any portion of the Premises, and (ii) Tenant is not in then default, beyond any applicable notice or cure periods, of any of the terms, conditions and covenants of this Lease Agreement and any Amendment made thereto during the term hereof, Landlord shall grant Tenant the right to extend the Lease Term for one (1) five (5) year period (the “Extension Period”), at a Fixed Minimum Rent equal to the greater of (i) the last Base Rent paid for the Premises or (ii) then Current Market Rent and otherwise on the same terms and conditions as this Lease, except that there will be no further rights to extend the term. Rent for any fraction of a month at the commencement or expiration of each year of the Lease Term shall be prorated on a per diem basis. The rental, as determined, shall be paid in equal monthly installments.

2

Tenant shall exercise this option by written notice to Landlord not more than fifteen (15) months not less than twelve (12) months before the expiration of the Lease Term.

Thereupon, this Lease shall be deemed extended for an additional period of five (5) years, upon all of the same terms and conditions of this Lease and any Amendments made thereto with the exception of the annual rent as stipulated hereinabove.

Current Market Rent:

The Current Market Rent is defined as the rental rate at the time Tenant provides notice, for vacant space in buildings in the Nashua, New Hampshire area of comparable quality, tenants of similar size, credit quality and stature. The prevailing market rental rate would include all comparable lease provisions including without limitation, market provisions for improvement allowance, commissions, free rent, other lease concessions, lease term, base years, lease rate escalation(s) and operating expenses and taxes. Any dispute over the prevailing market rate will be submitted to arbitration.

Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the Current Market Rent for said period at least nine (9) months prior to the expiration of the Term, if exercised, then the Current Market Rent shall be determined by licensed real estate appraisers with MAI designation having at least five (5) years’ experience in the appraisal of commercial real estate in Nashua, New Hampshire one such appraiser to be designated by each of Landlord and Tenant. If either party shall fail to designate its appraiser by giving notice of the name of such appraiser to the other party within fifteen (15) days after receiving notice of the name of the other party’s appraiser, then the appraiser chosen by the other party shall determine the Current Market Rent and his/her determination shall be final and conclusive. If the appraisers designated by Landlord and Tenant shall disagree as to the Current Market Rent, but if the difference between their estimates of Current Market Rent shall be five percent (5%) or less of the greater of the estimates, then the average of their estimates shall be the Current Market Rent for purposes hereof. If the appraisers designated by Landlord and Tenant shall disagree as to the amount of Current Market Rent, and if their estimates of Current Market Rent shall vary by more than five percent (5%) of the greater of said estimates, then they shall jointly select a third appraiser meeting the qualifications set forth above, and his/her estimate of Current Market Rent shall be the Current Market Rent for purposes hereof if it is not greater than the greater of the other two estimates and not less than the lesser of the other two estimates. If said third appraiser’s estimate is greater than the greater of the other two

3

estimates, then the greater of the other two estimates shall be the Current Market Rent for purposes hereof; and if the estimate of the third appraiser shall be less than the lesser of the other two estimates, then the lesser of the other two estimates shall be the Current Market Rent for purposes hereof. Landlord and Tenant shall pay for the services of its appraiser, and if a third appraiser shall be chosen, then Landlord and Tenant shall pay for one-half of the services of the third appraiser.

SECTION 4.3. The following language is added to the end of Section 4.3:

Notwithstanding anything to the contrary in this Lease, any yearly increases in Operating Costs, excluding Non-Controllable items (as hereinafter defined), shall not be greater than five percent (5%) of the Operating Costs payable by Tenant for the immediately preceding year. The Non-Controllable items referenced above are costs for snow removal, utilities (electric, propane, water, sewer), insurance and repairs for HVAC, plumbing and electric systems.

SECTION 17.14. Right To Move, is deleted in its entirety and is replaced with the following language: “SECTION 17.14 – Intentionally Omitted”.

SECTION 17.18. Parking, Exhibit A-1 as attached to the Lease is hereby deleted in its entirety and replaced with Exhibit A-1, dated Dec 7, 2011, attached hereto and made a part hereof.

4.

TENANT IMPROVEMENT ALLOWANCE. As a condition to this Section 4, Tenant represents it will perform certain work within the Premises (hereinafter known as “Tenant Improvement Work’). Subject to the terms and conditions setforth herein, Landlord shall pay to the Tenant the sum of $55,080.00 (the “Tenant Improvement Allowance”) for the Tenant Improvement Work. The Tenant Improvement Allowance can be used by Tenant for both hard costs (i.e. improvements to the Premises) and soft costs, but not as a rent credit. The soft costs (“Soft Costs”) shall be defined as any moving costs, architectural or engineering fees, project management fees, cabling, wiring, electrical, IT, phone or phone systems, furniture, or security systems.

Tenant must use the foregoing Tenant Improvement Allowance by December 31, 2012. In the event Tenant fails to use the Tenant Improvement Allowance by December 31, 2012, Tenant forfeits the unused portion of the Tenant Improvement Allowance.

Landlord’s payment of each applicable portion of the Tenant Improvement Allowance is subject to (i) Tenant furnishing evidence reasonably satisfactory to Landlord that the portion of the allowance that Tenant is seeking reimbursement for has been completed, has been paid in full, and that any and all liens therefore that have been or may be filed have been satisfied of record or waived; and (ii) Tenant shall not then be in default of the Lease beyond any applicable notice and cure periods. Within thirty (30) days following the latest to occur Landlord shall promptly pay to Tenant the applicable portion of the Tenant Improvement Allowance.

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5.

STORAGE SPACE. Tenant will occupy during the Term hereof, 2 storage units, one known as Storage Room #104 containing 152 square feet the other known as Storage Room #105 containing 207 square feet (hereinafter collectively referred to as “Storage Space”). Tenant agrees to pay to the Landlord for the Storage Space the sum of $275.00 per month payable at the same time and in the same manner as the Base Rent.

Notwithstanding anything contained herein to the contrary, Tenant shall have the right, at any time during the Term hereof, to terminate one or both of the Storage Rooms, with 90 days prior written notice to the Landlord. If Tenant retains a Storage Room the monthly rent will be adjusted proportionately.

6.

BROKER. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than CresaPartners representing the Tenant (the “Broker”). Landlord hereby agrees to pay the fees and commissions of the Broker pursuant to separate agreement. Each party agrees to indemnify and save the other party harmless from any liability that may arise from any breach by it of the foregoing warranty, including reasonable attorneys’ fees.

7.

Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant and Landlord hereby ratify and confirm their obligations thereunder. In the event of any conflict between the provisions of the Lease and the provisions of this First Amendment, the provisions of this First Amendment shall control.

The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. This First Amendment (along with the Lease) contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all proposals, understandings, representations, warranties, covenants, and any other communications (whether written or oral) between the parties relating thereto and is binding upon the parties and their permitted successors and assigns. The Lease and this First Amendment to Lease may be modified and altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provision thereof.

5

This Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of any original executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one (1) document.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

LANDLORD:
John J. Flatley Company

	By:	/s/ John J. Flatley
WITNESS		John J. Flatley
	Its:	President

TENANT:
iCAD, Inc.

By:
WITNESS	Its:	C.E.O.
(Duly Authorized)

EXHIBIT LISTING

The following Exhibits are attached hereto and made a part hereof:

a.	Exhibit A-1

b.	Exhibit B-1

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Mechanical Room
Up
Stair A
Electrical Room
Mechanical Room
Storage 104
Storage 105
Storage 106
Storage 107
Storage 108
Storage 109
Storage 110
Storage 111
S1
S2
S3
S4
S5
S6
S7
iCad
S8
iCad
S9
iCad
S10
S11
P1
P2
P3
P4
P5
P6
P7
Bollards
Up
Stair B
Up

John J. Flatley Company 35 Braintree Hill Office Park Braintree, MA 02184 Phone: 781.380.7731	98 Spitbrook Road Nashua, NH	iCAD, Inc. Parking Exhibit	1"=16'-0" MSR Dec 7, 2011	Exhibit A-1

EXHIBIT B-1

LANDLORD’S WORK

Tenant acknowledges that it has examined and inspected the Premises and is familiar with the physical condition thereof. Tenant further acknowledges (1) that Landlord has not made and does not hereby make any representations regarding the physical condition of the Premises and (2) that there are no warranties, either expressed or implied, regarding the condition of the Premises. Any such warranties which may exist are expressly released and waived.

Accordingly, Tenant hereby agrees to accept the Premises in their ‘‘as is” condition.

Reviewed and Approved:

Tenant: iCAD, Inc.

By:	/s/ Kevin Burns
Kevin Burns
Its:

Date	12/15/11

9

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease made this 8th day of August, 2016, by and between the John J. Flatley Company (hereinafter referred to as “Landlord”) and iCAD, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by a certain Lease Agreement dated December 6, 2006, as ~ended by a First Amendment to Lease dated December 21, 2011 (hereinafter referred to as the “Lease”), Landlord leased to Tenant a certain premises (the “Premises”) described as Suite 100 located on the first (1st) floor in Landlord’s building known as 98 Spit Brook Road, Nashua, New Hampshire 03062 (the “Building”), containing 11,016 square feet of space.

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to extend the Lease for three (3) years at the end oft1e existing Term;

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect this and certain additional changes which have been agreed to by the parties, and all changes as set forth below shall become effective on March 1, 2017 (the “Effective Date”). From and after the Effective Date the terms and provisions hereof shall be apply.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to amend said Lease commencing on the Effective Date, as follows:

1.

TERM. The Term of the Lease is hereby extended for three (3) years commencing March 1, 2017 and expiring February 28, 2020, upon the same terms and conditions as the Lease except as otherwise provided herein to the contrary.

2.	BASE RENT. Section 1.2 of the First Amendment to Lease, namely Base Rent, shall be deleted in its entirety and replaced with the following:

For the period March 1, 2017 through February 28, 2020, at the rate of $184,518.00 per annum ($15,376.50 per month).

3.

BROKER. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than Jones Lang LaSalle representing the Tenant (the “Broker”). Landlord hereby agrees to pay the fees and commissions of the Broker pursuant to separate agreement. Each party agrees to indemnify and save the other party harmless from any liability that may arise from any breach by it of the foregoing warranty, including reasonable attorneys’ fees.

1

4.

Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant and Landlord hereby ratify and confirm their obligations thereunder. In the event of any conflict between the provisions of the Lease and the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. This Second Amendment (along with the Lease) contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all proposals, understandings, representations, warranties, covenants, and any other communications (whether written or oral) between the parties relating thereto and is binding upon the parties and their permitted successors and assigns. The Lease and this Second Amendment to Lease may be modified and altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provision thereof.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

LANDLORD:
John J. Flatley Company

	By:	/s/ John J. Flatley
WITNESS		John J. Flatley
	Its:	President

TENANT:
iCAD, Inc.

	By:	/s/ Kevin Burns
WITNESS	Its:	CFO
(Duly Authorized)

The parties acknowledge that electronic signatures and electronically transmitted signatures shall be legally binding with the same effect as if such signatures were originals.

EXHIBIT LISTING

The following Exhibits are attached hereto and made a part hereof:

a.	Exhibit B-2

3

EXHIBIT B-2

LANDLORD’S WORK

Tenant acknowledges that it has examined and inspected the Premises and is familiar with the physical condition thereof. Tenant further acknowledges (1) that Landlord has not made and does not hereby make any representations regarding the physical condition of the Premises and (2) that there are no warranties, either expressed or implied, regarding the condition of the Premises. Any such warranties which may exist are expressly released and waived.

Accordingly, Tenant hereby agrees to accept the Premises in their “as is” condition.

Reviewed and Approved:

Tenant: iCAD, Inc.

By:
Its:	CFO

Date	8/18/16

4

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease made this 16th day of Dec, 2019, by and between the John J. Flatley Company (hereinafter referred to as “Landlord”) and iCAD, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by a certain Lease Agreement dated December 6, 2006, as amended by a First Amendment to Lease dated December 21, 2011 and a Second Amendment to Lease dated August 8, 2016 (hereinafter referred to as the “Lease”), Landlord leased to Tenant a certain premises (the “Premises”) described as Suite 100 located on the first (1st) floor in Landlord’s building known as 98 Spit Brook Road, Nashua, New Hampshire 03062 (the “Building”), containing 11,016 square feet of space.

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to extend the Lease for an additional three (3) years at the end of the existing Term (hereinafter referred to as “Extended Term 3”);

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect this and certain additional changes which have been agreed to by the parties, and all changes as set forth below shall become effective on March 1, 2020 (the “Effective Date”). From and after the Effective Date the terms and provisions hereof shall be apply.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged each to the other, the above-named parties do hereby agree to amend said Lease commencing on the Effective Date, as follows:

1.

TERM. The Term of the Lease is hereby extended for three (3) years commencing March 1, 2020 and expiring February 28, 2023, upon the same terms and conditions as the Lease except as otherwise provided herein to the contrary.

2.	BASE RENT. Section 2 of the Second Amendment to Lease, namely Base Rent, shall be deleted in its entirety and replaced with the following:

For the period March 1, 2020 through February 28, 2023, at the rate of $214,812.00 per annum ($ 17,901.00 per month).

3.	LEASE AMENDMENTS. The following Lease sections shall be amended as follows:

SECTION 3 OF THE FIRST AMENDMENT TO LEASE

(a)	The term “Option to Extend” is changed to One (1) Three (3) year option to extend the Lease Term.

1

(b)	The “Operating Expense Base” is changed from Calendar Year ending December 2011 to Calendar Year ending December 2020, with the monthly payments per Section 4.3 commencing January 1, 2021; and

(c)	The “Real Estate Tax Base” is changed from Fiscal Year Ending March 31, 2011 to Fiscal Year Ending March 31, 2020, with the monthly payments per Section 4.2 commencing April 1, 2021.

(d)	Option To Extend, is hereby deleted in its entirety and replaced with the following:

3.3 Option To Extend:

Provided that (i) the Premises are not then subject to a sublease of more than fifty percent (50%) of the Premises (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease or subleasing any portion of the Premises, and (ii) Tenant is not in then default, beyond any applicable notice or cure periods, of any of the terms, conditions and covenants of this Lease Agreement and any Amendment made thereto during the term hereof, Landlord shall grant Tenant the right to extend the Lease Term for one (1) three (3) year period (the “Extension Period”), at 95% then Current Market Rent and otherwise on the same terms and conditions as this Lease.. Rent for any fraction of a month at the commencement or expiration of each year of the Lease Term shall be prorated on a per diem basis. The rental, as determined, shall be paid in equal monthly installments.

Tenant shall exercise this option by written notice to Landlord not more than fifteen (15) months not less than twelve (12) months before the expiration of the Lease Term.

Thereupon, this Lease shall be deemed extended for an additional period of three (3) years, upon all of the same terms and conditions of this Lease and any Amendments made thereto with the exception of the annual rent as stipulated hereinabove.

Current Market Rent:

The Current Market Rent is defined as the rental rate at the time Tenant provides notice, for vacant space in buildings in the Nashua, New Hampshire area of comparable quality, tenants of similar size, credit quality and stature. The prevailing market rental rate would include all comparable lease provisions including without limitation, market provisions for improvement allowance, commissions, free rent, other lease concessions, lease term, base years, lease rate escalation(s) and operating expenses and taxes.

2

Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the Current Market Rent for said period at least six (6) months prior to the expiration of the Term, if exercised, then the Current Market Rent shall be determined by licensed real estate appraisers with MAI designation having at least five (5) years’ experience in the appraisal of commercial real estate in Nashua, New Hampshire one such appraiser to be designated by each of Landlord and Tenant. If either party shall fail to designate its appraiser by giving notice of the name of such appraiser to the other party within fifteen (15) days after receiving notice of the name of the other party’s appraiser, then the appraiser chosen by the other party shall determine the Current Market Rent and his/her determination shall be final and conclusive. lf the appraisers designated by Landlord and Tenant shall disagree as to the Current Market Rent, but if the difference between their estimates of Current Market Rent shall be five percent (5%) or less of the greater of the estimates, then the average of their estimates shall be the Current Market Rent for purposes hereof. If the appraisers designated by Landlord and Tenant shall disagree as to the amount of Current Market Rent, and if their estimates of Current Market Rent shall vary by more than five percent (5%) of the greater of said estimates, then they shall jointly select a third appraiser meeting the qualifications set forth above, and his/her estimate of Current Market Rent shall be the Current Market Rent for purposes hereof if it is not greater than the greater of the other two estimates and not less than the lesser of the other two estimates. If said third appraiser’s estimate is greater than the greater of the other two estimates, then the greater of the other two estimates shall be the Current Market Rent for purposes hereof; and if the estimate of the third appraiser shall be less than the lesser of the other two estimates, then the lesser of the other two estimates shall be the Current Market Rent for purposes hereof. Landlord and Tenant shall pay for the services of its appraiser, and if a third appraiser shall be chosen, then Landlord and Tenant shall pay for one-half of the services of the third appraiser.

4.

TENANT IMPROVEMENT ALLOWANCE. As a condition to this Section 4, Tenant represents it will perform certain work within the Premises (hereinafter known as “Tenant Improvement Work’). Subject to the terms and conditions set forth herein, Landlord shall pay to the Tenant the sum of $110,160.00 (the “Tenant Improvement Allowance”) for the Tenant Improvement Work. The Tenant Improvement Allowance can be used by Tenant for both hard costs (i.e. improvements to the Premises) and soft costs, but not as a rent credit. The soft costs (“Soft Costs”) shall be defined as any moving costs, architectural or engineering fees, project management fees, cabling, wiring, electrical, IT, phone or phone systems, furniture, or security systems.

Tenant must use the foregoing Tenant Improvement Allowance by February 28, 2021. In the event Tenant fails to use the Tenant Improvement Allowance by February 28, 2021, Tenant forfeits the unused portion of the Tenant Improvement Allowance.

3

Landlord’s payment of each applicable portion of the Tenant Improvement Allowance is subject to (i) Tenant furnishing evidence reasonably satisfactory to Landlord that the portion of the allowance that Tenant is seeking reimbursement for has been completed, has been paid in full, and that any and all liens therefore that have been or may be filed have been satisfied of record or waived; and (ii) Tenant shall not then be in default of the Lease beyond any applicable notice and cure periods. Within thirty (30) days following the latest to occur Landlord shall promptly pay to Tenant the applicable portion of the Tenant Improvement Allowance.

5.	EXPANSION SPACE. Should Tenant require additional space during Extended Term 3, Landlord will do its best to accommodate the Tenant’s growth.

6.

BROKER. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than Jones Lang LaSalle representing the Tenant (the “Broker”). Landlord hereby agrees to pay the fees and commissions of the Broker pursuant to separate agreement. Each party agrees to indemnify and save the other party harmless from any liability that may arise from any breach by it of the foregoing warranty, including reasonable attorneys’ fees.

7.

Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant and Landlord hereby ratify and confirm their obligations thereunder. In the event of any conflict between the provisions of the Lease and the provisions of this Third Amendment, the provisions of this Third Amendment shall control.

The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. This Third Amendment (along with the Lease) contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all proposals, understandings, representations, warranties, covenants, and any other communications (whether written or oral) between the parties relating thereto and is binding upon the parties and their permitted successors and assigns. The Lease and this Third Amendment to Lease may be modified and altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provision thereof.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

LANDLORD:
John J. Flatley Company

/s/ John M. Keyes	By:	/s/ John J. Flatley
WITNESS		John J. Flatley
	Its:	President

TENANT:
iCAD, Inc.

By:
WITNESS	Its:	CFO

(Duly Authorized)

EXHIBIT LISTING

The following Exhibits are attached hereto and made a part hereof:

a.	Exhibit B-3

5

EXHIBIT B-3

LANDLORD’S WORK

Tenant acknowledges that it has examined and inspected the Premises and is familiar with the physical condition thereof. Tenant further acknowledges (1) that Landlord has not made and does not hereby make any representations regarding the physical condition of the Premises and (2) that there are no warranties, either expressed or implied, regarding the condition of the Premises. Any such warranties which may exist are expressly released and waived.

Accordingly, Tenant hereby agrees to accept the Premises in their “as is” condition.

Reviewed and Approved:

Tenant: iCAD, Inc.

By:

Its: CFO

Date: 12/16/19

6

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease made this 22nd day of Nov, 2022 (the “Effective Date”), by and between the John J. Flatley Company (hereinafter referred to as “Landlord”) and iCAD, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by a certain Lease Agreement dated December 6, 2006, as amended by a First Amendment to Lease dated December 21, 2011, a Second Amendment to Lease dated August 8, 2016 and a Third Amendment to Lease dated December 16, 2019 (hereinafter referred to as the “Lease”), Landlord leased to Tenant a certain premises (the “Premises”) described as Suite 100 located on the first (1st) floor in Landlord’s building known as 98 Spit Brook Road, Nashua, New Hampshire 03062 (the “Building”), containing 11,016 square feet of space.

WHEREAS, Landlord and Tenant wish to extend the Lease for an additional three (3) years and three (3) months at the end of the existing Term subject to the terms and conditions herein stated (hereinafter referred to as “Extended Term 4”):

WHEREAS, Landlord and Tenant desire to make other amendments to the Lease during Extended Term 4.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged each to the other, the above-named parties do hereby agree to amend said Lease commencing on the Effective Date, as follows:

1.	In the event of a conflict between the terms and conditions of this Fourth Amendment to Lease and the Lease, the terms and conditions of this Fourth Amendment shall prevail.

2.	Capitalized terms used and not otherwise defined herein shall have the same meaning as defined in the Lease.

3.

TERM. The Term of the Lease is hereby extended for a period of three (3) years plus three (3) months commencing March 1, 2023 and expiring May 31, 2026, upon the same terms and conditions as the Lease except as otherwise provided herein to the contrary.

4.	BASE RENT. Section 2 of the Third Amendment to Lease, namely Base Rent, shall be deleted in its entirety and replaced with the following:

For the period March 1, 2023 through May 31, 2026, at the rate of $203,796.00 per annum ($16,983.00 per month).

1

5.	LEASE AMENDMENTS. The following Lease sections shall be amended as follows:

SECTION 3 OF THE THIRD AMENDMENT TO LEASE

(a)

The Option to Extend clause is hereby reinstated except that any/all reference in subsection (d) to “not more than “15 months not less than twelve (12) months” is hereby deleted and replaced with “nine (9) months.

(b)	The “Operating Expense Base” is changed from Calendar Year ending December 2020 to Calendar Year ending December 2023, with the monthly payments per Section 4.3 commencing January 1, 2024; and

(c)	The “Real Estate Tax Base” is changed from Fiscal Year Ending March 31, 2020 to Fiscal Year Ending March 31, 2023, with the monthly payments per Section 4.2 commencing April 1, 2023.

6.	CONDITIONS OF PREMISES. Tenant hereby agrees to accept the Premises in their “as is” condition.

7.

BROKER. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than Jones Lang LaSalle representing the Tenant (the “Broker”). Landlord hereby agrees to pay the fees and commissions of the Broker pursuant to separate agreement. Each party agrees to indemnify and save the other party harmless from any liability that may arise from any breach by it of the foregoing warranty, including reasonable attorneys’ fees.

8.

Except as modified tied herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant and Landlord hereby ratify and confirm their obligations thereunder. In the event of any conflict between the provisions of the Lease and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control.

The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. This Fourth Amendment (along with the Lease) contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all proposals, understandings, representations, warranties, covenants, and any other communications (whether written or oral) between the parties relating thereto and is binding upon the parties and their permitted successors and assigns. The Lease and this Fourth Amendment to Lease may be modified and altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provision thereof.

[SIGNATURE PAGE FOLLOWS]

2

The parties hereto have signed and sealed this instrument on the day and year first above written.

LANDLORD:
John J. Flatley Company
/s/ John M. Keyes
WITNESS	By:	/s/ John J. Flatley
John J. Flatley
	Its:	President

TENANT:
iCAD, Inc.

By:
	Its:	Interim CFO
(Duly Authorized)

3